P3 Health Partners Announces First-Quarter 2023 Results
–Capitated revenue increases 11% vs. the same period in the prior year
–Q1 2023 operating loss improved 7% vs. the same period in the prior year
–Q1 2023 medical margin improvement of 58% vs. the same period in the prior year
–Increases Adjusted EBITDA guidance
Management to Host Conference Call and Webcast May 10, 2023 at 4:30 PM ET
HENDERSON, NV—May 10, 2023—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the first quarter ended March 31, 2023.
“We are off to a strong start in 2023. We achieved a medical margin of $39.2 million or 13.1% as a percentage of capitated revenue for the quarter, a key metric for validating the effectiveness of P3’s model. As a result of the first quarter strength, we are increasing our Adjusted EBITDA guidance today,” said Dr. Sherif Abdou, CEO of P3.
“It is the mission of P3 to provide every patient with comprehensive care. We work to ensure each patient has a 360-degree review of their health when we onboard them. We then engage with them to provide solutions and proactively address possible health risks. By improving the health of our patients, we can lower overall costs of care in a model where we believe the patient, providers, payors and ultimately our shareholders win,” Dr. Abdou concluded.
First Quarter 2023 Financial Results
•Capitated revenue was $298.7 million, an increase of 11% compared to $269.7 million in the first quarter of the prior year, and an increase of 18% compared to the fourth quarter of 2022
•Net loss was $52.4 million, an improvement of 14% compared to a net loss of $60.8 million in the first quarter of the prior year, and an improvement compared to a loss of $532.5 million in the fourth quarter of the prior year.
•Net loss PMPM was $169 compared to a net loss PMPM of $203 in the first quarter of the prior year and a net loss PMPM of $1,766 in fourth quarter of 2022
•Adjusted EBITDA(1) loss was $19.1 million, compared to an Adjusted EBITDA loss of $18.9 million in the first quarter of the prior year, and an Adjusted EBITDA loss of $40.1 million in fourth quarter of the prior year. Adjusted EBITDA loss in the first quarter of 2023 includes the impact of approximately $3 million in consulting and other cost which are not expected to be a part of the ongoing expenses
•Adjusted EBITDA PMPM(1) loss was $62, compared to an Adjusted EBITDA loss of $63 PMPM in the first quarter of the prior year, and an Adjusted EBITDA loss of $133 PMPM in the fourth quarter of 2022
•Operating loss was $48.8 million, compared to $52.2 million in the first quarter of the prior year, and an improvement compared to $537 million in the fourth quarter of 2022.
•Medical margin(1) was $39.2 million, an increase of 58% compared to $24.8 million in the first quarter of the prior year, and $6.6 million in the fourth quarter of 2022
•Network contribution(1) was $16.5 million, an improvement of 114% compared to $7.7 million in the first quarter of the prior year, and an improvement of 250% compared to fourth quarter of 2022

Full-Year 2023 Guidance

	Year Ended December 31, 2023
	Low	High
Medicare Advantage Members	115,000	120,000
Total Revenues (in millions)	$1,200	$1,250
Medical margin(2) (in millions)	$155	$175
Medical margin(2) PMPM	$120	$130
Adjusted EBITDA(2) Loss (in millions)	$(55)	$(35)
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin and network contribution are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA loss, medical margin and medical margin PMPM to net income (loss), operating loss and operating loss PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), operating loss or operating loss PMPM because of the uncertainty around certain items that may impact net income (loss), operating loss or operating loss PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

Title & Webcast	P3 Health First-Quarter Earnings Conference Call
Date & Time	May 10, 2023, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-877-270-2148 (US) International 1-412-902-6510 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the "Events & Presentations" section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 15 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance accounting principles generally accepted in the U.S (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin and network contribution. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (ii) equity-based compensation expense and (vi) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare Advantage members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Furthermore, in light of COVID-19, we continue to evaluate the ultimate impact of the pandemic on medical margin. We define network contribution as total operating revenue less the sum of: (i) medical claims expenses and (ii) other medical expenses including physician compensation expense related to surplus sharing and bonuses and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of the P3 Care Model, as it includes all medical claims expense associated with our members’ care as well as partner compensation and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective market, among other cost factors. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, and medical margin and network contribution to operating income (loss) which are the most directly comparable financial measures calculated in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; current expectations regarding the Company’s outlook as to revenue, at-risk Medicare Advantage membership, medical margin, medical margin PMPM and Adjusted EBITDA loss for the full year 2023, and our expectation to achieve Adjusted EBITDA profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections of if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as updated by Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 to be filed with the SEC, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$7,183	$17,537
Restricted cash	1,190	920
Health plan receivable, net of allowance for credit losses of $150 and $0, respectively	93,215	72,092
Clinic fees and insurance receivable, net of contractual allowances of $5,683 and $5,755, respectively	318	822
Other receivables	4,640	6,678
Prepaid expenses and other current assets	2,824	2,643
TOTAL CURRENT ASSETS	109,370	100,692
Property and equipment, net	8,947	8,839
Intangible assets, net	730,161	751,050
Other long-term assets	18,944	15,990
TOTAL ASSETS (1)	$867,422	$876,571
LIABILITIES, MEZZANINE EQUITY and STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,798	$11,542
Accrued expenses and other current liabilities	21,330	16,647
Accrued payroll	7,401	8,224
Health plans settlements payable	12,384	13,608
Claims payable	164,897	151,207
Premium deficiency reserve	31,515	26,375
Accrued interest	16,336	14,061
TOTAL CURRENT LIABILITIES	269,661	241,664
Operating lease liability	12,822	11,516
Warrant liabilities	868	1,517
Contingent consideration	4,907	4,794
Long-term debt, net	108,126	94,421
TOTAL LIABILITIES (1)	396,384	353,912
COMMITMENTS AND CONTINGENCIES (Note 12)
MEZZANINE EQUITY:
Redeemable non-controlling interest	473,723	516,805
STOCKHOLDERS’ (DEFICIT) EQUITY:
Class A common stock, $.0001 par value; 800,000 shares authorized; 41,579 shares issued and outstanding	4	4
Class V common stock, $.0001 par value; 205,000 shares authorized; 201,867 shares and 201,592 shares issued and outstanding, respectively	20	20
Additional paid in capital	316,061	315,375
Accumulated deficit	(318,770)	(309,545)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(2,685)	5,854
TOTAL LIABILITIES, MEZZANINE EQUITY & STOCKHOLDERS’ (DEFICIT) EQUITY	$867,422	$876,571
____________________
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the P3 LLC’s VIEs totaling $2.0 million and $3.1 million as of March 31, 2023 and December 31, 2022, respectively, and total liabilities of the P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $16.8 million and $9.9 million as of March 31, 2023 and December 31, 2022, respectively. These VIE assets and liabilities do not include $31.4 million and $33.0 million of net amounts due to affiliates as of March 31, 2023 and December 31, 2022, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets. See Note 13 “Variable Interest Entities.”

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING REVENUE:
Capitated revenue	$298,704	$269,685
Other patient service revenue	3,373	3,859
TOTAL OPERATING REVENUE	302,077	273,544
OPERATING EXPENSE:
Medical expense	285,570	265,821
Premium deficiency reserve	5,140	(1,325)
Corporate, general and administrative expense	37,643	38,599
Sales and marketing expense	1,001	865
Depreciation and amortization	21,540	21,752
TOTAL OPERATING EXPENSE	350,894	325,712
OPERATING LOSS	(48,817)	(52,168)
OTHER INCOME (EXPENSE):
Interest expense, net	(4,086)	(2,755)
Mark-to-market of stock warrants	649	(5,861)
Other	96	(6)
TOTAL OTHER EXPENSE	(3,341)	(8,622)
LOSS BEFORE INCOME TAXES	(52,158)	(60,790)
PROVISION FOR INCOME TAXES	(290)	—
NET LOSS	(52,448)	(60,790)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTERESTS	(43,249)	(50,213)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTERESTS	$(9,199)	$(10,577)

NET LOSS PER SHARE (Note 9):
Basic	$(0.22)	$(0.25)
Diluted	$(0.22)	$(0.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 9):
Basic	41,579	41,579
Diluted	41,579	41,579

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,448)	$(60,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,540	21,752
Equity-based compensation	977	11,711
Amortization of original issue discount and debt issuance costs	279	—
Accretion of contingent consideration	113	91
Mark-to-market adjustment of stock warrants	(649)	5,861
Premium deficiency reserve	5,140	(1,325)
Changes in assets and liabilities:
Health plan receivable	(21,273)	(44,337)
Clinic fees, insurance, and other receivable	2,542	805
Prepaid expenses and other current assets	(454)	216
Other long-term assets	(1,364)	—
Accounts payable, accrued expenses, and other current liabilities	8,316	4,018
Accrued payroll	(823)	1,382
Health plan settlements payable	(1,224)	(3,909)
Claims payable	13,690	35,450
Accrued interest	2,275	1,241
Operating lease liability	(359)	58
Net cash used in operating activities	(23,722)	(27,776)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(464)	(877)
Notes receivable	—	(272)
Net cash used in investing activities	(464)	(1,149)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issuance discount	14,102	—
Repayment of long-term debt	—	(1,207)
Net cash provided by (used in) financing activities	14,102	(1,207)
Net change in cash and restricted cash	(10,084)	(30,132)
Cash and restricted cash, beginning of period	18,457	140,834
Cash and restricted cash, end of period	$8,373	$110,702

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Net loss	$(52,448)	$(60,790)	$(532,332)
Interest expense, net	4,086	2,755	3,159
Depreciation and amortization expense	21,540	21,752	22,002
Provision for income taxes	290	—	1,862
Mark-to-market of stock warrants	(649)	5,861	(6,479)
Premium deficiency reserve	5,140	(1,325)	(1,345)
Equity-based compensation	977	11,711	2,193
Transaction and other related costs(1)	70	1,102	3,094
Other(2)	1,861	6	4,336
Goodwill impairment	—	—	463,496
Adjusted EBITDA loss	$(19,133)	$(18,928)	$(40,014)
Adjusted EBITDA loss PMPM	$(62)	$(63)	$(133)
_____________________
(1)    Transaction and other related costs during the three months ended March 31, 2023 consisted of legal fees incurred related to acquisition-related litigation.
(2)    Other during the three months ended March 31, 2023 consisted of (i) interest income offset by (ii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans, (iii) the disposition of our Pahrump operations, (iv) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b), (v) a legal settlement outside of the ordinary course of business, and (vi) valuation allowance on our notes receivable.

MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Capitated revenue	$298,704	$269,685	$254,025
Less: medical claims expenses	(259,458)	(244,858)	(247,458)
Medical margin	$39,246	$24,827	$6,567
Medical margin PMPM	$127	$83	$22
RECONCILIATION OF OPERATING LOSS TO MEDICAL MARGIN
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Operating loss	$(48,817)	$(52,168)	$(536,546)
Other patient service revenue	(3,373)	(3,859)	(4,188)
Other medical expense	26,112	20,963	21,720
Premium deficiency reserve	5,140	(1,325)	(1,345)
Corporate, general and administrative expense	37,643	38,599	39,724
Sales and marketing expense	1,001	865	1,704
Depreciation and amortization	21,540	21,752	22,002
Goodwill impairment	—	—	463,496
Medical margin	$39,246	$24,827	$6,567

NETWORK CONTRIBUTION
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Total operating revenue	$302,077	$273,544	$258,213
Less: medical claims expense	(259,458)	(244,858)	(247,458)
Less: other medical expense	(26,112)	(20,963)	(21,720)
Network contribution	$16,507	$7,723	$(10,965)
RECONCILIATION OF OPERATING LOSS TO NETWORK CONTRIBUTION
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	December 31, 2022
Operating loss	$(48,817)	$(52,168)	$(536,546)
Premium deficiency reserve	5,140	(1,325)	(1,345)
Corporate, general and administrative expense	37,643	38,599	39,724
Sales and marketing expense	1,001	865	1,704
Depreciation and amortization	21,540	21,752	22,002
Goodwill impairment	—	—	463,496
Network contribution	$16,507	$7,723	$(10,965)

Contacts
Investor Relations
Karen Blomquist
Vice President, Investor Relations
P3 Health Partners
kblomquist@p3hp.org
Kassi Belz
Executive Vice President, Communications
P3 Health Partners
(904) 415-2744
kbelz@p3hp.org